EXHIBIT 10.6



                                LICENSE AGREEMENT
                                -----------------


         THIS Agreement is effective as of this 15th day of June 1994 (the "Effective Date"), between ELI LILLY AND COMPANY, an Indiana corporation having its principal offices at Lilly Corporate Center, Indianapolis, Indiana 46285 (Lilly)

                                       AND

         JENNER TECHNOLOGIES, a California corporation having its principal offices at 1895 Mountain View Drive, Tiburon, CA 94920 (Jenner).

                                    RECITALS
                                    --------
         1. Jenner desires to obtain a co-exclusive license under Lilly owned Patent Rights covering genes encoding the human KS1/4 antigen (KSA).

         2. Jenner also desires to obtain a non-exclusive license to Lilly owned Biological Materials useful in conducting research and development of products based on KSA.

         3. Lilly is willing to grant such a license to Jenner, under the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, Lilly and Jenner agree as follows:

                                    Article I
                                   Definitions
                                   -----------
         1.1 General. When used in this Agreement, each of the following terms shall have the meanings set out in this Article I.

         1.2 "Affiliate" means any person or entity which, directly or indirectly, owns or controls Jenner, or which is controlled by or under common control with Jenner. For purposes of this definition "control" means the ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding equity securities of a corporation entitled to vote in the election of directors or a fifty percent (50%) or greater interest in the net assets or profits of an entity which is not a corporation.

         1.3      "Biological Material(s)" means [*].

         1.4      "Co-exclusive" means restricted to Jenner and Lilly.

         1.5 "Know-How" means any information or technical data that relates to subject matter of the Patent Rights.


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         1.6 "Net  Sales"  means the amount  received  for sales of  Products by
Jenner, or its licensees or affiliates, to an unrelated third party, less all allowances for discounts, rebates, credits, retroactive price reductions, returns, distribution expenses or allowances, and the value attributable to other than normal delivery systems and any tax imposed on the production, sale, delivery or use of the Product(s).

         1.7 "Patent Rights" means the invention that forms the subject matter of U.S. Patent Application Serial No. [*], including all divisions, substitutions, continuations, continuations-in-part (CIP) applications thereof (excluding any new matter in CIP applications filed after the Effective Date of this Agreement), any and all U.S. patents, reissues, re-examinations, and extensions issuing on any of the preceding, and any and all corresponding foreign patent applications and patents of any of the preceding.

         1.8 "Product(s)" means any formulation or composition that contains a protein encoded or produced by, or produced using the DNA compounds, vectors, or methods claimed under the Patent Rights.

         1.9 "Valid Claim" means a claim of an unexpired issued patent within the Patent Rights which has not been held invalid or unenforceable in an unappealed or unappealable decision rendered by a court of competent jurisdiction.

                                   Article II
                             Rights and Obligations
                             ----------------------
         2.1 Grant. Lilly hereby grants to Jenner a worldwide license under the Patent Rights and Biological Materials, with the right to grant and authorize sublicenses, to make, have made, use and sell Products.

         2.2 Exclusivity. Jenner's license under this Agreement shall be co-exclusive with Lilly's rights with respect to the Patent Rights; provided, however, Lilly shall not have the right to authorize or grant sublicenses to the Patent Rights while Jenner shall have the right to authorize and grant sublicenses to any and all rights herein granted to Jenner. Jenner's license under this Agreement with respect to the Biological Materials shall be non-exclusive.

         2.3 Territory. Jenner's license under this Agreement shall apply world-wide.

         2.4 Transfer of Biological Material and Know-How. Lilly shall promptly transfer the Biological Materials specified by Jenner upon execution of this Agreement, or at such later time as may be agreed by the parties. Lilly shall, at Jenner's request, provide Jenner with copies of all patent applications and patents within the Patent Rights and information regarding the status of any patent application and/or patent within the Patent Rights. Except as expressly provided above, Lilly shall have no obligation to provide Jenner any Know-How. This Agreement shall not obligate Lilly to transfer, provide or supply any Biological Material or Know-How to any of Jenner's sublicensees or Affiliates.


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         2.5  Jenner's  Diligence.  Jenner  agrees  to use  reasonable  efforts, consistent with its prudent business judgment, to develop, gain regulatory approval, and market at least one Product. The efforts required in furtherance of this Section 2.5 include an obligation to use reasonable efforts to seek regulatory approval from the U.S. FDA to perform clinical trials with at least one Product.

                                   Article III
                                    Payments
                                   -----------
         3.1 Royalties. Jenner agrees to pay Lilly a running royalty of [*] on [*] by Jenner, its sublicensees and Affiliates of Product(s) covered by a Valid Claim in the country which such Product is made or sold.

         3.2 Royalty Term. Payments due under this Article 3 shall be payable on a country-by- country basis until the expiration of the last to expire Valid Claim covering the Products in such country.

         3.3 One Royalty. No more than one royalty payment shall be due with respect to a sale of a particular Product. No multiple royalties shall be payable because any Product, or its manufacture, use or sale is covered by more than one claim within the Patent Rights. No royalty shall be payable under this
Article 3 with respect to Products distributed for use in research and/or development, in clinical trials or as promotional samples.

         3.4 Sales to Affiliates and Sublicenses. No royalty shall be payable under this Section 3 with respect to sales of Products among Jenner, its Affiliates and/or sublicensees, unless such parties are the end users of such Products. In the event any Product is sold to an Affiliate or sublicensee for re-sale, the royalties to be paid hereunder for such Products shall be based upon the Net Sales of such Products to a third party end-user.

         3.5 [*]. In the event that [*] is sold [*] which is not covered by the [*] from such sales for purposes of calculating the amounts due under Section
3.1 above shall be calculated [*]. In the event that no such [*] are made by [*] for royalty determination shall be as reasonably allocated by [*] between such [*], based upon their relative importance and proprietary protection.

         3.6 Milestone Payments. Jenner agrees to pay Lilly [*] of the following events:

             [*]


         3.7 Notice. Jenner shall promptly notify Lilly upon the [*] with respect to the first Product and upon [*] of the first Product. Jenner's obligation to pay milestone (i) [*] shall arise upon the [*].

         3.8 Credits. [*] due upon [*] of the first Product shall be creditable against royalties payable to Lilly on Net Sales by Jenner or its Affiliates or sublicensees pursuant to Section 3.1 herein.


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         3.9 [*] Fee.  Jenner  agrees to pay Lilly [*] of  receipt  by Jenner of notification by Lilly of the issuance of the [*].

         3.10  Royalty  Payments.   Royalty  payments  shall  be  calculated  as
specified in Section 3.1 once per calendar year and shall be paid within the yearly quarter following such calculation.

         3.11 Non-Refundable. All payments made under any Section of this Agreement shall be non-refundable.

                                   Article IV
                Warranties, Product Liability and Indemnification
                -------------------------------------------------

         4.1 Lilly Warranties. Lilly warrants that (i) it has the right, and is authorized, to grant Jenner the rights specified under Article II, (ii) it has the right to enter into this Agreement, (iii) it is the sole owner of all right, title and interest in the Patent Rights; (iv) it has not previously granted and during the term of this Agreement will not grant, any right, license or interest in the Patent Rights to any third party in conflict with the rights and license granted to Jenner herein; and (v) there are no actions, suits, investigations, claims or proceedings, pending or threatened, relating to the Patent Rights.

         4.2 Patents. Nothing in this Agreement shall be construed as a warranty or representation by Lilly as to the validity or scope of the Patent Rights, or a warranty or representation by Lilly that anything made, used, or sold under this Agreement is or will be free from infringement of patents of third parties, or a warranty or representation that the Patent Rights or Product are useful or safe for any purpose.

         4.3 Jenner Liability. Jenner shall be responsible (liable) for all claims, including the cost of defending against such claims, fines, penalties, and product recalls arising out of the sale or use of any Product manufactured by Jenner or its sublicensees and Affiliates. Jenner shall have Lilly designated as a named insured in all insurance policies issued to Jenner covering the sale or use of Product. Further, Jenner shall defend, indemnify and hold Lilly harmless against all claims including, but not limited to, product liability and related expenses for property damage or personal injury, including death, which arise out of the manufacture, sale or use of Products manufactured by Jenner, its sublicensees or Affiliates pursuant to this Agreement, regardless of whether the claim is based in contract, strict liability, warranty or any other legal theory. Jenner's obligations under this Section 4.3 shall only apply if Lilly provides Jenner prompt notice of any claim subject to this Section 4.3 and cooperates fully with Jenner, at Jenner's request, in connection with the defense thereof. Jenner shall solely control the defense and settlement of any such claim.

                                    Article V
                         Patent Prosecution and Defense
                         ------------------------------

         5.1 Patents. Lilly shall diligently prosecute and maintain all patent applications and patents within the Patent Rights and keep Jenner informed of the status of such applications and patents. In


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the event  that Lilly  fails to  diligently  prosecute  or  maintain  any patent application or patent within the Patent Rights, or determines that it will not prosecute or maintain any such patent application or patent, Lilly shall promptly notify Jenner, and Jenner shall have the right to prosecute such applications or maintain such patent(s) at its own expense, using counsel of its choice; provided, however, any amounts expended by Jenner in connection therewith shall be fully creditable against any amounts due Lilly under Article 3 hereunder.

         5.2 Infringement. Lilly shall not be obligated to enforce or defend any patent within the Patent Rights unless specifically requested in writing by Jenner, however, Lilly shall promptly notify Jenner of any legal actions that could compromise the validity or enforceability of any patent with the Patent Rights. The parties hereto shall give the other prompt notice of any incident of infringement of Patent Rights coming to its attention. The parties shall thereupon confer together as to what steps are to be taken to stop or prevent such infringement. If Lilly commences such proceedings, Lilly shall be responsible for any legal costs incurred and will be entitled to retain any amounts recovered. In the event Lilly fails to commence proceedings to cease such infringement or defend any declaratory judgment action filed with respect to the Patent Rights within ninety (90) days of receiving notice thereof, Jenner shall be entitled to do so in its own name in which event Jenner shall be responsible for all legal costs incurred; provided, however, Jenner shall be entitled to offset any costs and expenses (including professionals' fees) incurred by it in connection with any such suit against any amounts it would otherwise owe to Lilly up to a maximum of fifty percent (50%) of such amounts. Lilly shall cooperate fully with Jenner in connection with any such legal action, at Jenner's request and expense, including by joining as a party-plaintiff. Any judgment, damages, settlement, or award which results from any such action shall be used first to reimburse Jenner for its expenses incurred in connection with the action and then to reimburse Lilly for any royalty offsets taken by Jenner. Jenner shall have the right to retain any remainder.

         5.3 Interferences; Oppositions. In the event that the Lilly Patent Rights become involved in any interference or opposition proceeding, the parties shall give each other prompt notice thereof and thereupon confer together as to what steps are to be taken to pursue or defend against such proceeding. Lilly shall have the first right to participate in such proceedings, at its expense. Should Lilly elect not to participate in such proceedings within ninety (90) days of receiving notice thereof it shall inform Jenner and Jenner shall be entitled to pursue or defend against such proceeding in its own name in which event Jenner shall be responsible for all legal costs incurred; provided, however, Jenner shall be entitled to offset any costs and expenses (including professionals' fees) incurred by it in connection with any such proceeding against any amounts it would otherwise owe to Lilly up to a maximum of fifty percent (50%) of such amounts. Lilly shall cooperate fully with Jenner in connection with any such proceeding, at Jenner's request and expense.

         5.4 [*]. In the event that [*] enters into a [*] to [*] made by such [*] may [*] made in accordance with such [*] against the [*] owed [*] pursuant to Section [*] herein, [*].


                                       -5-






                                   Article VI
                              Term and Termination
                              --------------------

         6.1 Term. This Agreement shall be effective as of the date first written above, and unless earlier terminated pursuant to this Article 5 shall continue in full force until the latest expiry of any patent within the Patent Rights.

         6.2 Termination for Breach. Either party may terminate this Agreement on sixty (60) days written notice to the other if the other is in default or breach of any material provision, provided, however, that if the party receiving such notice cures or diligently commences to cure the breach or default within such sixty (60) day period, this Agreement shall continue in full force and effect. Failure to terminate this Agreement for any default or breach shall not constitute a waiver by the aggrieved party of its right to terminate the Agreement for any other default or breach.

         6.3 Permissive Termination. Jenner shall have the right to terminate this Agreement with respect to any country and/or any Patent Right with thirty
(30) days written notice to Lilly.

         6.4 Surviving Rights. Termination of this Agreement shall not deprive Lilly of its right to collect payments due or interest owed prior to termination. Articles 7 and 8 shall survive expiration or termination of this Agreement for any reason.


                                   Article VII
                                 Confidentiality
                                 ---------------

         7.1 Confidential Information. Each party shall treat as confidential all information received from the other which is marked "CONFIDENTIAL" and each shall exercise reasonable care to maintain the confidentiality of all such information, and shall employ it solely to accomplish the purpose of this Agreement.

         The obligations of confidentiality and non-use imposed under this Agreement shall not extend to any information that:

                  (a) was known to the receiving party or the public prior to its disclosure under this Agreement;

                  (b) becomes known to the recovering party or the public other than by breach of this Agreement;

                  (c) is disclosed to the receiving party by a third party having a lawful right to make such disclosure;

                  (d) is independently developed by the receiving party without use of the disclosure; or


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                  (e)      is required to be disclosed in order to perform the
                           Agreement.

         The restrictions imposed under this Agreement shall not apply to the disclosure of any information necessary to obtain patents on inventions of the parties relating to the subject matter of this Agreement, or to comply with U.S. or foreign laws or regulations, including laws or regulations relating to approvals or registrations required for the manufacture or sale of Products.

         7.2 Survival. Section 7.1 shall remain in effect for three (3) years following any termination of this Agreement.

                                  Article VIII
                                  Miscellaneous
                                  -------------

         8.1 Governing Law. This Agreement shall be construed and the rights of the parties determined in accordance with the laws of the State of Indiana excluding any choice of law provisions which would direct the application of the laws of any other jurisdiction.

         8.2 No Agency. Nothing in this Agreement shall be construed or interpreted as creating an agency or partnership relationship between Jenner and Lilly.

         8.3 Captions. Captions of Articles and Sections of this Agreement are for convenience only, and the construction of this Agreement shall not be affected by reference to such captions.

         8.4 Severability of Provisions. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         8.5 Complete Contract. This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes all written and oral prior agreements and understandings with respect hereto. Execution of this agreement shall terminate the Option Agreement made on March 31, 1994, between Jenner and Lilly.

         8.6 Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties.

         8.7 Assignment. Without the prior written approval of the other party, this Agreement may not be assigned by either party except Jenner may assign this Agreement without Lilly's prior consent to an Affiliate or a party acquiring substantially all of the business to which this Agreement relates, whether by sale, merger, operation of law or otherwise.

         8.8 No Use of Name. Except as provided below, neither party shall release any information to any third party regarding the existence or terms of this Agreement without the prior



                                       -7-






written consent of the other. This prohibition applies to press releases, educational and scientific conferences, promotional materials and governmental filings. Notwithstanding the above, either party may disclose the existence and/or terms of this Agreement in discussions with lenders, investment bankers, and other sources of financing and in connection with its development of corporate partnerships. Notwithstanding the above, if Jenner is required by law, court order or governmental regulation to release information to any third party regarding the terms of this Agreement, it shall notify Lilly of this fact prior to releasing the information. Lilly shall have the right to confer with Jenner regarding the necessity for the disclosure and the text of the information proposed for release. Any information that is released regarding the terms of this Agreement shall contain only that information required by law. Jenner shall be free to distribute promotional literature concerning any Product but shall not use the name of Lilly without Lilly's prior approval or as required by law.

         8.9 Force Majeure. Each party shall be relieved of its obligations under this Agreement to the extent that fulfillment of such obligations shall be prevented by events or circumstances beyond the reasonable control of the party affected.

         8.10 Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, such consent or approval shall not unreasonably be withheld, and whenever in this Agreement provisions made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

         8.11 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

         8.12 Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes hereof if mailed by first class certified or registered mail, postage prepaid, addressed to the party to be notified at its address shown below or such other address as may have been furnished in writing to the notifying party.



         To Lilly:          Eli Lilly and Company
                            Attention:  Patent Division; Drop 1117
                            Lilly Corporate Center
                            Indianapolis, Indiana 46285


         To Jenner:         Jenner Technologies
                            1895 Mountain View Drive
                            Tiburon, California 94920
                            Attn: Anthony E. Maida, III

         8.13 Improvements or Development. Lilly shall have no obligation to perform any development work or make any improvements concerning a Product. Any development performed or


                                      -8-







improvements made by Jenner concerning a Product shall be made at Jenner's expense, and owned by Jenner and Lilly shall have no rights, obligations, or liabilities concerning such developments or improvements.

         8.14 Arbitration; Venue. Lilly and the Company agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach thereof, which cannot be resolved by the parties may be submitted to non-binding arbitration in San Francisco, California, under the then-current Licensing Agreement Rules of the American Arbitration Association with one (1) arbitrator appointed in accordance with such Rules. Lilly and the Company agree that any claim or suit arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach thereof, shall be brought in the state or federal courts for Marin County, California, if initiated by Lilly, and in the state or federal courts for Marion County, Indiana if brought by Jenner. The parties hereby consent to the personal jurisdiction of and exclusive venue in such courts.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]





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         IN WITNESS WHEREOF,  the parties have hereunto affixed their signatures as of the day and year first written above.

JENNER TECHNOLOGIES                            ELI LILLY AND COMPANY


By: /s/ ANTHONY E. MAIDA, III                  By: /s/ AUGUST M. WATANABE
    --------------------------------              ------------------------------
        Anthony E. Maida, III                          August M. Watanabe, M.D.
        Chief Executive Officer                        Vice President

Date: June 15, 1994                            Date: June 13, 1994
      ------------------------------                 ---------------------------



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